SUB-ITEM 77H

As of June 30, 2007 following person or entity now owns more than 25% of a fund's voting security.

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PERSON/ENTITY                   FUND                       PERCENTAGE
------------------------------ -------------------------- ----------------------
------------------------------ -------------------------- ----------------------
State of Illinois
Treasurer's Office              IRE                        94.5%
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As of June 30, 2007, the following person or entity no longer owns more than 25%
of a fund's voting security.

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PERSON/ENTITY                                               FUND

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Citigroup Global Markets, Inc.                              IRE

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